Exhibit 10.1

HOUSTON WIRE & CABLE COMPANY
2017 STOCK PLAN

STOCK AWARD AGREEMENT
FOR KEY EMPLOYEES

A Stock Award (the “Award”) is hereby granted by Houston Wire & Cable Company, a Delaware corporation (the “Company”), to the Key Employee named below (the “Grantee”), relating to the Common Stock of the Company:

Key Employee
Date of Award:
Number of Shares Subject to Award:
End of Vesting Period:

The Award shall be subject to the following terms and conditions and the provisions of the Houston Wire & Cable Company 2017 Stock Plan (the “Plan”), a copy of which is attached hereto and the terms of which are hereby incorporated by reference:

1.                  Grant of Award. The Company hereby grants to the Grantee a Stock Award for the number of shares of Common Stock described above.

2.                  Acceptance by Grantee. The receipt of the Award is conditioned upon its acceptance by the Grantee in the space provided therefor at the end of this Agreement and the return of an executed copy of this Agreement to the Secretary of the Company no later than _______________. If the Grantee shall fail to return this executed Agreement by the due date, the Grantee’s Award shall be forfeited to the Company.

3.                  Share Delivery. The certificates representing the shares of Common Stock subject to the Award shall be issued in the Grantee’s name and shall be held by the Secretary of the Company and delivered to the Grantee if and when the shares of Common Stock vest pursuant to Section 7. At such time, the Secretary of the Company shall deliver promptly to the Grantee the certificate or certificates evidencing the shares that then become vested. Alternatively, in the discretion of the Committee, delivery of the Award shares will be by book-entry credit to an account in the Grantee’s name established by the Company with the Company’s transfer agent; provided that the Company shall, upon written request from the Grantee (or his estate or personal representative, as the case may be), issue certificates in the name of the Grantee (or his estate or personal representative) representing any vested Award shares.

4.                  Dividends. All dividends and other distributions payable with respect to the unvested Award shall be accrued by the Company and paid to the Grantee on the vesting date (if any) of the shares of Common Stock with respect to which the dividends have accrued.

5.                  Section 83(b) Election. The Grantee may make an election pursuant to Section 83(b) of the Internal Revenue Code (“Section 83(b)”) to recognize income with respect to the Award before it vests by filing an election with the Internal Revenue Service and providing a copy of that filing to the Secretary of the Company. The Grantee acknowledges that such election, if Recipient chooses to make it, must be filed within 30 days after the Date of Award set forth above. THE GRANTEE SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE SECTION 83(b) ELECTION. THE GRANTEE ACKNOWLEDGES THAT IT IS THE SOLE RESPONSIBILITY OF THE GRANTEE, AND NOT THE COMPANY, TO FILE A TIMELY SECTION 83(b) ELECTION SHOULD THE GRANTEE, AFTER CONSULTING WITH HIS OR HER TAX ADVISOR, DECIDE TO MAKE ONE.

6.                  Nontransferability. Except as set forth in Section 12 of the Plan, none of the shares of Common Stock subject to the Award shall be sold, assigned, pledged, encumbered or otherwise transferred, voluntarily or involuntarily, until such shares vest in accordance with Section 7.

7.                  Vesting.

(a)                Except as set forth in (b), (c), (d) and (e) below, the Grantee shall become vested in the Award as follows:

(i)                 __% of the shares subject to the Award shall vest on _____________;

(ii)               __% of the shares subject to the Award shall vest on _____________; and

(iii)             __% of the shares subject to the Award shall vest on _____________.

(b)               If the Grantee’s employment with the Company and all subsidiaries terminates due to the Grantee’s death or disability, a prorata number of unvested shares of Common Stock subject to the Award shall vest, such number to be determined by multiplying the number of unvested shares by a fraction, the numerator of which is the number of full months that have elapsed from the Date of Award to the termination of employment and the denominator of which is the number of full months in the vesting period. Award shares that do not vest shall be forfeited. For this purpose “disability” has the meaning, and will be determined, as set forth in the Company’s long term disability program in which the Grantee participates.

(c)                Any unvested shares of Common Stock subject to the Award shall be forfeited to the Company upon termination of the Grantee’s employment with the Company and all subsidiaries for any reason other than death or disability as described in Section 7(b) above. In the event that the Grantee forfeits any or all of the unvested shares, all of the Grantee’s rights, title and interest with respect to such forfeited shares, including the right to receive any cash dividends accrued with respect thereto, shall automatically lapse and be of no further force or effect. The Grantee hereby irrevocably designates and appoints the Secretary of the Company as the Grantee’s agent and attorney in fact, to act for or on behalf of the Grantee and in his or her name and stead, for the limited purpose of executing any documents and instruments to further evidence the forfeiture of the unvested shares and the transfer of such shares back to the Company.

(d)               If there is a Change in Control of the Company, and the Grantee has remained in continuous employment with the Company or a Subsidiary until such date:

(i)                 unless the Award is continued or assumed by a public company in an equitable manner, all of the shares of Common Stock subject to the Award shall vest as of the date of the Change in Control; and

(ii)               if the Award is continued or assumed by a public company in an equitable manner, the shares of Common Stock subject to the Award shall continue to vest as provided in this Section 7; provided that if within two years following the Change in Control the Company terminates the Grantee’s employment without cause (as determined by the Committee in its sole discretion, unless otherwise defined in the Grantee's employment agreement with the Company), the unvested shares of Common Stock shall fully vest.

(e)                The foregoing provisions of this Section 7 shall be subject to the provisions of any written employment or severance agreement that has been or may be executed by the Grantee and the Company, and the provisions in such employment or severance agreement concerning the vesting of an Award shall supersede any inconsistent or contrary provision of this Section 7.

8.                  Withholding Taxes. The Grantee shall pay to the Company an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements prior to the delivery of any vested shares of Common Stock covered by the Award. The Company in its sole discretion may permit the payment of additional withholding taxes up to the maximum statutory rate. Payment of such taxes may be made by one or more of the following methods: (a) in cash, (b) in cash received from a broker-dealer to whom the Grantee has submitted a notice and irrevocable instructions to deliver to the Company proceeds from the sale of a portion of the shares subject to the Award, (c) by delivery to the Company of other Common Stock owned by the Grantee that is acceptable to the Company, valued at its then Fair Market Value, and/or (d) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award with a Fair Market Value equal to the amount of tax to be withheld.

9.                  Rights as Stockholder. To the extent the Award has not been forfeited, the Grantee shall be entitled to all of the rights of a stockholder of the Company with respect to the Award, including the right to vote and to receive dividends and other distributions (subject to Section 4).

10.              Insider Trading Policy. The sale or transfer of any vested shares of Common Stock subject to the Award is subject to the provisions of the Company’s Insider Trading Policy, as in effect from time to time.

11.              Recoupment. Notwithstanding any other provision of this Agreement, to the extent required by applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, or pursuant to the Company’s Incentive Recoupment Policy or any similar policy as may be in effect, the Company shall have the right to seek recoupment of all or any portion of an Award (including by forfeiture of any outstanding Award or by the Grantee’s remittance to the Company of vested Award shares or of a cash payment equal to the vested Award shares). The value with respect to which such recoupment is sought shall be determined by the Committee. The Committee shall be entitled, as permitted by applicable law, to deduct the amount of such payment from any amounts the Company may owe to the Grantee.

12.              Employment Status. This Agreement does not give the Grantee the right to be retained as an employee of the Company.

13.              Administration. The Award shall be administered in accordance with such regulations as the Committee shall from time to time adopt.

14.              Plan Governs. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall govern. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

15.              Governing Law. This Agreement, and the Award, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

IN WITNESS WHEREOF, this Agreement is executed by the Company this __th day of ________, ____, effective as of the ____ day of _________, ____.

HOUSTON WIRE & CABLE COMPANY

By:

AGREED AND ACCEPTED:

I acknowledge receipt of the Houston Wire & Cable Company 2017 Stock Plan and hereby accept this Stock Award subject to all the terms and conditions thereof. I agree to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions arising under the Plan or this Award Agreement.

GRANTEE

Print Name:

Signature:

Date: